Exhibit 21.1
List of Subsidiaries

Subsidiaries	Jurisdiction or State of Incorporation	Names Under Which Subsidiary Does Business (1)

Pinnacle Bank (2)	Tennessee

PFP Title Company (3)	Tennessee

Pinnacle Community Development Corporation (3)	Tennessee

PNFP Statutory Trust I (4)	Connecticut

PNFP Statutory Trust II (4)	Delaware

PNFP Statutory Trust III (4)	Connecticut

PNFP Statutory Trust IV (4)	Delaware

PNFP Holdings, Inc. (5)	Nevada

PNFP Properties, Inc. (6)	Maryland

Pinnacle Advisory Services, Inc. (7)	Tennessee

Pinnacle Credit Enhancement Holdings, Inc. (7)	Tennessee

Pinnacle Rutherford Real Estate, Inc. (3)	Tennessee

Pinnacle Nashville Real Estate, Inc. (3)	Tennessee

Pinnacle Rutherford Towers, Inc.(3)	Tennessee

Pinnacle Service Company, Inc.(3)	Tennessee

PNFP Insurance, Inc.(7)	Nevada

Miller & Loughry, Inc. (2)	Tennessee	Miller Loughry Beach

PNB Holding Co. 1, Inc. (3)	Tennessee

PNB Holding Co. 2, Inc. (3)	Tennessee

PNFP Capital Markets, Inc. (3)	Tennessee

PNFP Aviation, LLC (3)	Tennessee

Bank of North Carolina Capital Trust I (4)	Delaware

Bank of North Carolina Capital Trust II (4)	Delaware

Bank of North Carolina Capital Trust III (4)	Delaware

Bank of North Carolina Capital Trust IV (4)	Delaware

Valley Financial (VA) Statutory Trust I (4)	Connecticut

Valley Financial (VA) Statutory Trust II (4)	Connecticut

Valley Financial Statutory Trust III (4)	Delaware

Southcoast Capital Trust III (4)	Delaware

BFNM Building, LLC	South Carolina

HPB Insurance Group, Inc. (3)	North Carolina

(1)	Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading "Subsidiaries."

(2)	Pinnacle Bank is organized under the laws of the State of Tennessee.

(3)
PFP Title Company, Pinnacle Community Development Corporation, Pinnacle Rutherford Real Estate, Inc., Pinnacle Nashville Real Estate, Inc., Pinnacle Rutherford Towers, Inc., Pinnacle Service Company, Inc., Miller & Loughry, Inc., PNB Holding Co. 1, Inc., PNB Holding Co. 2, Inc., PNFP Capital Markets, Inc., PNFP Aviation, LLC, and HPB Insurance Group, Inc. are wholly-owned subsidiaries of Pinnacle Bank.

(4)	These entities are statutory business trusts which were established to issue capital trust preferred securities.

(5)	PNFP Holdings, Inc. is a wholly-owned subsidiary of PFP Title Company.

(6)	PNFP Properties, Inc. is a wholly-owned subsidiary of PNFP Holdings, Inc.

(7)	Pinnacle Advisory Services, Inc., Pinnacle Credit Enhancement Holdings, Inc. and PNFP Insurance, Inc. are wholly owned subsidiaries of Pinnacle Financial Partners, Inc.